Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

Intersections Inc.

Pursuant to the Offer to Purchase

Dated November 29, 2018 of

WC SACD One Merger Sub, Inc.

a Wholly-Owned Subsidiary of

WC SACD One Parent, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON

DECEMBER 28, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of common stock, par value $0.01 per share, of Intersections Inc. and any other documents required by the Letter of Transmittal (as defined herein) cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by facsimile transmission (for eligible institutions only) or mail to the Depositary. See “The Offer—Section 3—Procedure for Tendering Shares” (“Section 3”) of the Offer to Purchase (as defined herein).

The Depositary for the Offer is:

If delivering by hand, express mail, courier, or other expedited service: American Stock Transfer & Trust Co., LLC Attn: Corporate Actions Dept. 6201 15th Avenue Brooklyn, New York 11219	By mail: American Stock Transfer & Trust Co., LLC Attn: Corporate Actions Dept. 6201 15th Avenue Brooklyn, NY 11219

Facsimile: (718) 234-5001

For assistance call: (718) 921-8342

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to WC SACD One Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WC SACD One Parent, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 29, 2018 (the “Offer to Purchase”), and the related letter of transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below (the “Shares”) of common stock, par value $0.01 per share, of Intersections Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended; (ii) that such tender of Shares complies with Rule 14e-4 of the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal and certificates for the Shares to be tendered or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)

(Addresses)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:

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